Exhibit (h)(7)(xiv)

AMENDMENT NO. 13

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 13, dated as of December 6, 2018 (“Amendment No. 13”), to the Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), MONY Life Insurance Company of America and AXA Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.

New Portfolios. Effective December 6, 2018, the 1290 VT Moderate Growth Allocation Portfolio, EQ/American Century Moderate Growth Allocation Portfolio, EQ/AXA Investment Managers Moderate Allocation Portfolio, EQ/First Trust Moderate Growth Allocation Portfolio, EQ/Invesco Moderate Growth Allocation Portfolio, EQ/Legg Mason Growth Allocation Portfolio and EQ/Goldman Sachs Growth Allocation Portfolio (the “New Portfolios”) are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Name Change. Effective February 2019, the following Portfolios’ names will be changed:

Current Name	New Name
AXA/Goldman Sachs Strategic Allocation Portfolio	EQ/Goldman Sachs Moderate Allocation Portfolio
AXA/Invesco Strategic Allocation Portfolio	EQ/Invesco Moderate Allocation Portfolio
AXA/JPMorgan Strategic Allocation Portfolio	EQ/JPMorgan Growth Allocation Portfolio
AXA/Legg Mason Strategic Allocation Portfolio	EQ/Legg Mason Moderate Allocation Portfolio

3.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 13 as of the date first set forth above.

EQ ADVISORS TRUST		MONY LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Walsh Name: Brian Walsh Title: Chief Financial Officer and Treasurer	By:	/s/ Steven M. Joenk Name: Steven M. Joenk Title: Senior Vice President and Chief Investment Officer

AXA DISTRIBUTORS, LLC

By:	/s/ Kevin Kennedy Name: Kevin Kennedy Title: President

SCHEDULE A

AMENDMENT NO. 13

AMENDED AND RESTATED PARTICIPATION AGREEMENT

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Energy Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Global Equity Managed Volatility Portfolio

AXA Growth Strategy Portfolio

AXA International Core Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Ultra Conservative Strategy Portfolio

AXA/AB Dynamic Aggressive Growth Portfolio

AXA/AB Dynamic Growth Portfolio

AXA/AB Dynamic Moderate Growth Portfolio

AXA/AB Short Duration Government Bond Portfolio

AXA/AB Small Cap Growth Portfolio

AXA/ClearBridge Large Cap Growth Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Franklin Templeton Allocation Managed Volatility Portfolio

EQ/Goldman Sachs Moderate Allocation Portfolio (fka, AXA/Goldman Sachs Strategic Allocation Portfolio)

EQ/Invesco Moderate Allocation Portfolio (fka, AXA/Invesco Strategic Allocation Portfolio)

AXA/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio (fka, AXA/JPMorgan Strategic Allocation Portfolio)

EQ/Legg Mason Moderate Allocation Portfolio (fka, AXA/Legg Mason Strategic Allocation Portfolio)

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Mutual Large Cap Equity Managed Volatility Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Capital Guardian Research Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AMSM Large Cap Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Real Estate Portfolio

EQ/Invesco International Growth Portfolio

EQ/Ivy Energy Portfolio

EQ/Ivy Mid Cap Growth Portfolio

EQ/Ivy Science & Technology Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/MFS International Value Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

1290 VT Moderate Growth Allocation Portfolio

EQ/First Trust Moderate Growth Allocation Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/AXA Investment Managers Moderate Allocation Portfolio

EQ/Legg Mason Growth Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio